SUPPLEMENT
TO PROSPECTUS SUPPLEMENT DATED MAY 25, 2000
(To Prospectus dated May 17, 1999)


                                   CWMBS, INC.
                                    Depositor

                                   Countrywide
                                Home Loans, Inc.
                                     Seller

                       Countrywide Home Loans Servicing LP
                                 Master Servicer

                     CHL Mortgage Pass-Through Trust 2000-3
                                     Issuer

                                 ---------------

         The Class PO Certificates

         o This supplement relates to the offering of the Class PO certificates of the series referenced above. This supplement does not contain complete information about the offering of the Class PO certificates. Additional information is contained in the prospectus supplement dated May 25, 2000, prepared in connection with the offering of the offered certificates of the series referenced above and in the prospectus of the depositor dated May 17, 1999. You are urged to read this supplement, the prospectus supplement and the prospectus in full.

         o As of the September 25, 2002, the class certificate balance of the Class PO certificates was approximately $1,232,303.

Neither the SEC nor any state securities commission has approved these securities or determined that this supplement, the prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

This supplement is to be used by Countrywide Securities Corporation, an affiliate of CWMBS, Inc., Countrywide Home Loans, Inc. and Countrywide Home Loans Servicing LP, in connection with offers and sales relating to transactions in the Class PO Certificates in which Countrywide Securities Corporation acts as placement agent. Sales will be made at prices related to the prevailing prices at the time of sale.

October 30, 2002

--------------------------------------------------------------------------------
The Class PO Certificates represent obligations of the trust only and do not represent an interest in or obligation of CWMBS, Inc., Countrywide Home Loans, Inc., Countrywide Home Loans Servicing LP, or any of their affiliates.

This supplement may be used to offer and sell the offered certificates only if accompanied by the prospectus supplement and the prospectus.
--------------------------------------------------------------------------------

                                THE MORTGAGE POOL

         As of September 1, 2002 (the "Reference Date"), the Mortgage Pool included approximately 214 Mortgage Loans having an aggregate Stated Principal Balance of approximately $59,381,963.

         The following table summarizes the delinquency and foreclosure experience of the Mortgage Loans as of the Reference Date.


                                                                                                  As of
                                                                                            September 1, 2002
Total Number of Mortgage Loans...................................................                  214
Delinquent Mortgage Loans and Pending Foreclosures at Period End (1)
         30-59 days..............................................................                 7.01%
         60-90 days..............................................................                 3.27%
         91 days or more (excluding pending foreclosures)........................                 1.40%
                                                                                                 ------
         Total Delinquencies.....................................................                11.68%
                                                                                                 ======
Foreclosures Pending.............................................................                 0.47%
                                                                                                 ------
Total Delinquencies and foreclosures pending.....................................                12.15%
                                                                                                 ======

--------------
(1) As a percentage of the total number of Mortgage Loans as of the Reference Date.

         Five (5) Mortgage Loans have been converted and are, as of the Reference Date, REO Loans.

         Certain information as to the Mortgage Loans as of the Reference Date is set forth in Exhibit 1 in tabular format. Other than with respect to rates of interest, percentages (approximate) are stated in such tables by Stated Principal Balance of the Mortgage Loans as of the Reference Date and have been rounded in order to total 100.00%.

                           SERVICING OF MORTGAGE LOANS

The Master Servicer

         Countrywide Home Loans Servicing LP will act as Master Servicer under the Agreement.

Foreclosure and Delinquency Experience

         The following table summarizes the delinquency, foreclosure and loss experience, respectively, on the dates indicated, of all mortgage loans originated or acquired by Countrywide Home Loans, Inc., serviced or master serviced by the Seller and/or the Master Servicer and securitized by the Depositor. The delinquency, foreclosure and loss percentages may be affected by the size and relative lack of seasoning of such servicing portfolio which increased from approximately $10.990 billion at February 28, 1998, to approximately $15.844 billion at February 28, 1999, to approximately $17.759 billion at February 29, 2000, to approximately $21.251 billion at February 28, 2001, to approximately $25.658 billion at December 31, 2001, and to approximately $29.205 billion at June 30, 2002. Accordingly, the information should not be considered as a basis for assessing the likelihood, amount or severity of delinquency or losses on the Mortgage Loans and no assurances can be given that the foreclosure, delinquency and loss experience presented in the table below will be indicative of such experience on the Mortgage Loans:


                                                                                                             At            At
                                                  At February 28(29),                                    December 31,    June 30,
                                             -------------------------------------------------------     ------------   ----------
                                                 1998          1999           2000           2001           2001           2002
                                             -----------  ------------   ------------    -----------     ------------   -----------
   Delinquent Mortgage Loans and
      Pending Foreclosures at Period End
        30-59 days........................       1.08%         1.03%           1.36%          1.61%          1.89%         1.85%
        60-89 days........................       0.16          0.18            0.22           0.28           0.39          0.40
        90 days or more (excluding
           pending foreclosures)..........       0.16          0.12            0.16           0.14           0.23          0.28
                                           -----------   -----------     -----------    -----------    -----------   -----------
            Total of delinquencies               1.40%         1.32%           1.75%          2.03%          2.51%         2.53%
                                           ===========   ===========     ===========    ===========    ===========   ===========
   Foreclosures pending...................       0.17%         0.14%           0.16%          0.27%          0.31%         0.28%
                                           ===========   ===========     ===========    ===========    ===========   ===========
   Total delinquencies and
       foreclosures pending...............       1.57%         1.46%           1.91%          2.30%          2.82%         2.81%
                                           ===========   ===========     ===========    ===========    ===========   ===========

   Net Gains/(Losses) on
       liquidated loans(1)................$(2,662,000)  $(2,882,524)    $(3,076,240)   $(2,988,604)   $(5,677,141)   $(3,054,092)
   Percentage of Net
       Gains/(Losses) on
       liquidated loans(1)(2).............     (0.024)%      (0.018)%        (0.017)%       (0.014)%       (0.022)%      (0.010)%
   Percentage of Net
       Gains/(Losses) on
       liquidated loans (based on
       average outstanding
       principal balance)(1)..............     (0.027)%      (0.021)%        (0.017)%       (0.015)%       (0.023)%      (0.011)%

-----------------
(1) "Net Gains (Losses)" are actual gains or losses incurred on liquidated properties which are calculated as net liquidation proceeds less book value (excluding loan purchase premium or discount).

(2) Based upon the total principal balance of the mortgage loans outstanding on the last day of the indicated period.


                    DESCRIPTION OF THE CLASS PO CERTIFICATES

         The Class PO Certificates are allocated principal payments as described in the Prospectus Supplement under "Description of the Certificates".

         As of September 25, 2002 (the "Certificate Date"), the Class Certificate Balance of the Class PO Certificates was approximately $1,232,303, evidencing a beneficial ownership interest of approximately 2.08% in the Trust Fund. As of the Certificate Date, the Senior Certificates had an aggregate principal balance of approximately $43,075,478 and evidenced in the aggregate a beneficial ownership interest of approximately 72.54% in the Trust Fund. As of the Certificate Date, the Subordinated Certificates had an aggregate principal balance of approximately $16,305,693, and evidenced in the aggregate a beneficial ownership interest of approximately 27.46% in the Trust Fund. For additional information with respect to the Class PO Certificates, see "Description of the Certificates" in the Prospectus Supplement.

Reports to Certificateholders

         The monthly statement furnished to Certificateholders of record on the Distribution Date on September 25, 2002 is included herein as Exhibit 2.

Revised Structuring Assumptions

         Unless otherwise specified, the information in the tables appearing in this Supplement under "Yield, Prepayment and Maturity Considerations -- Decrement Table" has been prepared on the basis of the assumed characteristics of the Mortgage Loans and other assumptions described in the Prospectus Supplement under "Description of the Certificates -- Structuring Assumptions" (the "Structuring Assumptions") and the following additional assumptions (collectively with the Structuring Assumptions, the "Revised Structuring Assumptions"): (i) the Class Certificate Balance of the Class PO Certificates is $1,232,303 and (ii) the closing date of the sale of the Class PO Certificates is October 30, 2002. While it is assumed that each of the Mortgaged Loans prepays at the specified constant percentages of SPA, this is not likely to be the case. Moreover, discrepancies will exist between the characteristics of the actual Mortgage Loans as of the Reference Date and characteristics of the Mortgage Loans assumed in preparing the tables herein.

                  YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

Sensitivity of the Class PO Certificates

         The information set forth in the following table has been prepared on the basis of the Revised Structuring Assumptions and on the assumption that the aggregate purchase price of the Class PO Certificates (expressed as a percentage of their Certificate Date Class Certificate Balance) is 90.0%.

          Sensitivity of the Principal Only Certificates to Prepayments
                          (Pre-tax Yields to Maturity)

                                               Percentage of SPA
                               -----------------------------------------------
        Class                    0%      100%        275%        400%     500%
        -----                  ----      ----        ----        ----     ----
        Class PO.............   0.6%     1.1%        2.2%        3.2%     4.1%

         It is unlikely that all of the Mortgage Loans will have the precise characteristics described in this supplement or that the Mortgage Loans will all prepay at the same rate until maturity or that all of the Discount Mortgage Loans will prepay at the same rate or time. As a result of these factors, the pre-tax yield on the Class PO Certificates is likely to differ from those shown in the table above, even if all of the Discount Mortgage Loans prepay at the indicated percentages of SPA. No representation is made as to the actual rate of principal payments on the Mortgage Loans for any period or over the life of the Class PO Certificates or as to the yield on the Class PO Certificates. Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase the Class PO Certificates.

Decrement Table

         The following table indicates the percentage of the Certificate Date Principal Balance of the Class PO Certificates that would be outstanding after each of the dates shown at various constant percentages of SPA and the corresponding weighted average life thereof. The table has been prepared based on the Revised Structuring Assumptions. It is not likely that the Mortgage Loans will have the precise characteristics described in this Supplement or all of the Mortgage Loans will prepay at the constant percentages of SPA specified in the table or at any other constant rate. Moreover, the diverse remaining terms to maturity of the Mortgage Loans could produce slower or faster principal distributions than indicated in the table, which has been prepared using the specified constant percentages of SPA, even if the remaining term to maturity of the Mortgage Loans is consistent with the remaining terms to maturity of the Mortgage Loans specified in the Structuring Assumptions and Revised Structuring Assumptions.

                          Percent of Class Certificate
                              Balance Outstanding*

                                                       Class PO
                                                  Percentage of SPA
                                    --------------------------------------------
          Distribution Date           0%      100%      275%      400%      500%
          -----------------         ----      ----      ----      ----      ----

Initial Percent..................    100       100      100       100        100
October 30, 2002                      47       47        47        46        46
October 25, 2003                      47       44        38        35        32
October 25, 2004                      46       40        31        26        22
October 25, 2005                      45       37        26        19        15
October 25, 2006                      44       34        21        14        10
October 25, 2007                      43       31        17        11         7
October 25, 2008                      42       29        14        8          5
October 25, 2009                      41       26        11        6          3
October 25, 2010                      40       24        9         4          2
October 25, 2011                      38       22        7         3          1
October 25, 2012                      37       20        6         2          1
October 25, 2013                      36       18        5         2          1
October 25, 2014                      34       16        4         1          0
October 25, 2015                      33       15        3         1          0
October 25, 2016                      31       13        2         1          0
October 25, 2017                      30       12        2         0          0
October 25, 2018                      28       10        2         0          0
October 25, 2019                      26        9        1         0          0
October 25, 2020                      24        8        1         0          0
October 25, 2021                      22        7        1         0          0
October 25, 2022                      20        6        1         0          0
October 25, 2023                      17        5        0         0          0
October 25, 2024                      15        4        0         0          0
October 25, 2025                      12        3        0         0          0
October 25, 2026                      9         2        0         0          0
October 25, 2027                      6         1        0         0          0
October 25, 2028                      4         1        0         0          0
October 25, 2029                      1         0        0         0          0
October 25, 2030                      0         0        0         0          0
Weighted Average Life (years) **.   16.77     9.78      4.89      3.41      2.68

-------------
*        Rounded to the nearest whole percentage.
** Determined as specified under "Weighted Average Lives of the Offered Certificates" in the Prospectus Supplement.

                               CREDIT ENHANCEMENT

         As of the Reference Date, the Special Hazard Loss Coverage Amount, Bankruptcy Loss Coverage Amount and Fraud Loss Coverage Amount were approximately $2,282,371 and $50,000 and $831,533, respectively.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

         The following discussion addresses the material federal income tax consequences of purchasing, owning, and disposing of Principal Only Certificates (the "Certificates"). It is based on laws, regulations, administrative rulings, and judicial decisions now in effect, all of which are subject to change retroactively. This discussion does not describe aspects of federal tax law unique to certain Certificateholders such as insurance companies and investors who hold certificates as part of a straddle as defined in Section 1092 of the Internal Revenue Code of 1986, as amended. All investors should consult their own tax advisors regarding the federal, state, local or foreign income tax consequences of purchasing, owning or disposing of the Certificates.

         General. For federal income tax purposes, the Certificates will be treated as debt instruments issued by the REMIC with an amount of Original Issue Discount ("OID") equal to the difference between their principal balance and issue price. All Certificateholders will be required to report income with respect to the Certificates under an accrual method of accounting. Computing accruals of OID in the manner described hereafter may (depending on the actual rate of prepayments during the accrual period) result in the accrual of negative amounts of OID on the Certificates in an accrual period. Holders will be entitled to offset negative accruals of OID only against future OID accruals on their Certificates. Purchasers may have to adjust their accrual of income to account for past accruals of OID on the Certificates and to account for market discount and acquisition premium as discussed herein. The following discussion is based in part on the OID Regulations and in part on the Code. Certificateholders should be aware that these authorities do not adequately address all relevant issues.

         Original Issue Discount. Certificateholders will be required to include OID in income as it accrues, in accordance with a constant yield method based on the semi-annual (or more frequent) compounding of interest. The rules governing OID, which are set forth in Code Sections 1271 through 1273 and 1275, require that the amount and rate of accrual of OID be calculated based on the Prepayment Assumption and the anticipated reinvestment rate, if any, relating to the Certificates. These rules also prescribe a method for adjusting the amount and rate of accrual of OID if the actual prepayment rate differs from the Prepayment Assumption. For purposes of determining the amount and rate of accrual of OID and market discount on the Certificates, the trust fund has assumed that there will be prepayments on the mortgage loans at a rate equal to 365% SPA. No representation is made that the mortgage loans have or will prepay at that rate or any other rate.

         The IRS issued final regulations (the "Contingent Regulations") in June 1996 governing the calculation of OID on instruments having contingent interest payments, but these regulations do not apply to debt instruments subject to Code
Section 1272(a)(6), such as the Certificates. Additionally, other OID Regulations do not specifically interpret Code Section 1272(a)(6). The trustee bases its computations on Code Section 1272(a)(6) and the OID Regulations as described in the prospectus. However, in light of the foregoing, there can be no assurance that this methodology represents the correct manner of calculating OID.

         Generally, a Certificateholder must include in income the "daily portions," as determined below, of the OID that accrues on the Certificate for each day the Certificateholder holds the Certificate, including the purchase date but excluding the disposition date. The daily portions of OID are determined by allocating to each day in an accrual period the ratable portion of OID allocable to the accrual period. In the case of a full accrual period, the OID accrued during the accrual period will be determined by

         o adding (i) the present value at the end of the accrual period (determined by using as a discount factor the original yield to maturity of the Certificates as calculated under the Prepayment Assumption) of all remaining payments to be received on the Certificates under the Prepayment Assumption and (ii) any payments included in the stated redemption price at maturity received during the same accrual period, and

         o subtracting from that total the adjusted issue price ("AIP") of the Certificates at the beginning of the same accrual period.

         The AIP of a Certificate at the start of the first accrual period is its issue price; the AIP of a Certificate at the start of a subsequent accrual period is the AIP at the start of the immediately preceding accrual period plus the amount of OID allocable to that accrual period and reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The OID accrued during an accrual period is divided by the number of days in the period to determine the daily portion of OID for each day in the accrual period.

         The calculation of OID under the method described above will cause the accrual of OID to either increase or decrease (but never below zero) in a given accrual period to reflect the fact that prepayments are occurring faster or slower than under the Prepayment Assumption.

         A subsequent purchaser of a Certificate issued with OID who purchases the Certificate at a cost less than the remaining stated redemption price at maturity will also be required to include in gross income the sum of the daily portions of OID on that Certificate. In the case of a subsequent purchaser who acquires a Certificate at a price higher than its AIP but less than its stated redemption price at maturity, however, the daily portion is reduced by the amount that would be the daily portion for the day (computed in accordance with the rules set forth above) multiplied by a fraction. The numerator of the fraction is the excess (if any) of (i) the cost of the Certificate to the purchaser, over (ii) the AIP of the Certificate, and the denominator is the sum of the daily portions for that Certificate for all days after the date of the purchase and ending on the maturity date as computed under the Prepayment Assumption. A holder who pays an acquisition premium instead may elect to accrue OID by treating the purchase as a purchase at original issue.

         Election to Treat All Interest as OID. The OID Regulations permit a Certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method. If this election is made with respect to a Certificate having market discount, then the Certificateholder is deemed to have made an election to include market discount in income currently with respect to all other market discount debt instruments that the Certificateholder acquires during the year of the election and thereafter. The election to accrue interest, discount and premium on a constant yield method with respect to a Certificate cannot be revoked without IRS consent.

         Market Discount. Certificate purchasers may also be subject to the market discount rules of Code Sections 1276 through 1278. Under these provisions and the OID Regulations, "market discount" equals the excess, if any, of the Certificate's AIP over the price for the Certificate paid by the purchaser. A Certificateholder that purchases a Certificate at a market discount will recognize income upon receipt of each distribution representing stated redemption price. In particular, under Section 1276 of the Code a holder generally will be required to allocate each principal distribution first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A Certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, the election will apply to all market discount bonds acquired by the Certificateholder on and after the first day of the first taxable year to which the election applies.

         Market discount with respect to a Certificate will be considered to be zero if it is less than 0.25% of the Certificate's stated redemption price at maturity multiplied by the Certificate's weighted average maturity remaining after the date of purchase. In that case, the actual amount of market discount must be allocated to the remaining principal payments on the Certificate, and gain equal to the allocated amount will be recognized when the corresponding principal payment is made. Treasury regulations implementing the market discount rules have not yet been issued and investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the market discount elections.

         Under the Code, any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount bond is ordinary income to the extent that it does not exceed the accrued market discount at the time of the payment or disposition. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is reduced by the amount so treated as ordinary income.

         The Code also grants authority to the Treasury Department to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury, rules described in the Legislative History will apply. Under those rules, the holder of a market discount bond issued with OID may elect to accrue market discount on the basis of a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the period. For purposes of this calculation the same Prepayment Assumption applicable to calculating the accrual of OID (365% SPA) will apply.

         A holder of a Certificate acquired at a market discount also may be required to defer, until the maturity date of the Certificate or its earlier taxable disposition, the deduction of a portion of the interest that the holder paid or accrued during the taxable year on indebtedness incurred or maintained to purchase or carry the Certificate in excess of the aggregate amount of interest (including OID) includible in the holder's gross income for the taxable year with respect to the Certificate. The amount of the net interest expense deferred in a taxable year may not exceed the amount of market discount accrued on the Certificate for the days during the taxable year on which the holder held the Certificate and, in general, would be deductible when the market discount is includible in income. The amount of any remaining deferred deduction is to be taken into account in the taxable year in which the Certificate matures or is disposed of in a taxable transaction. In the case of a disposition in which gain or loss is not recognized in whole or in part, any remaining deferred deduction will be allowed to the extent of gain recognized on the disposition. This deferral rule does not apply if the Certificateholder elects to include the market discount in income currently as it accrues on all market discount obligations acquired by the Certificateholder in that taxable year or thereafter.

         Sale, Exchange or Redemption. If a Certificate is sold, exchanged, redeemed or retired, the seller will recognize gain or loss equal to the difference between the amount realized on the sale, exchange, redemption, or retirement and the seller's adjusted basis in the Certificate. The adjusted basis generally will equal the original cost of the Certificate to the seller, increased by any OID and market discount included in the seller's gross income with respect to the Certificate, and reduced (but not below zero) by payments included in the stated redemption price at maturity previously received by the seller and by any amortized premium. Similarly, a holder who receives a payment that is part of the stated redemption price at maturity of a Certificate will recognize gain equal to the excess, if any, of the amount of the payment over the holder's adjusted basis in the Certificate. A Certificateholder who receives a final payment that is less than the holder's adjusted basis in the Certificate will generally recognize a loss. Except as provided in the following paragraph and as provided under "Market Discount," any gain or loss will be capital gain or loss, provided that the Certificate is held as a "capital asset" (generally, property held for investment) within the meaning of Code Section 1221.

         Gain from the sale or other disposition of a Certificate that might otherwise be capital gain will be treated as ordinary income to the extent that the gain does not exceed the excess, if any, of the amount that would have been includible in the holder's income with respect to the Certificate had income accrued on it at a rate equal to 110% of the AFR as defined in Code Section 1274(d) determined as of the date of purchase of the Certificate, over the amount actually includible in the holder's income. Gain or loss recognized from the sale of a Certificate by a bank or a thrift institution to which this section applies will be ordinary income or loss.

         The Certificate information reports will include a statement of the AIP of the Certificate at the beginning of each accrual period. In addition, the reports will include information necessary to compute the accrual of any market discount that may arise upon secondary trading of Certificates. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price which the REMIC may not have, it appears that the information reports will only require information pertaining to the appropriate proportionate method of accruing market discount.

         Treatment of Realized Losses. Although not entirely clear, it appears that corporate holders of the Certificates should generally be allowed to deduct as an ordinary loss any loss sustained during the taxable year on account of the Certificates becoming wholly or partially worthless, and that non-corporate holders should be allowed to deduct as a short term capital loss any loss sustained during the taxable year on account of the certificates becoming wholly worthless. Although the matter is unclear, non-corporate holders of certificates may be allowed a bad debt deduction at the time that the principal balance of a Certificate is reduced to reflect realized losses resulting from any liquidated mortgage loans. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect realized losses only after all mortgage loans remaining in the trust fund have been liquidated or the Certificates otherwise retired. Potential Holders of the certificates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to their certificates, including any loss resulting from the failure to recover previously accrued interest or discount income.

         Non-U.S. Persons. Generally, payments of interest (including any payment with respect to accrued OID) on the Certificates to a Certificateholder who is not a U.S. Person and is not engaged in a trade or business within the United States will not be subject to federal withholding tax if the the non-U.S. Person provides the REMIC or other person who is otherwise required to withhold U.S. tax with respect to the Certificate with an appropriate statement (on Form W-8BEN or other similar form), signed under penalties of perjury, certifying that the beneficial owner of the mortgage loan is a foreign person and providing that non-U.S. person's name and address. If a Certificateholder is not exempt from withholding, distributions of interest, including distributions in respect of accrued OID, the holder may be subject to a 30% withholding tax, subject to reduction under any applicable tax treaty.

         Information Reporting and Backup Withholding. The master servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a Certificateholder at any time during the year, any information deemed appropriate to assist Certificateholders in preparing their federal income tax returns, or to enable holders to make the information available to beneficial owners or financial intermediaries that hold the Certificates on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that the person has not reported all interest and dividend income required to be shown on its federal income tax return, then backup withholding may be required with respect to any payments. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against a recipient's federal income tax liability provided the requisite information is supplied to the IRS.

                                   OTHER TAXES

         No representations are made regarding the tax consequences of the purchase, ownership or disposition of the certificates under any state, local or foreign tax law.

         All investors should consult their own tax advisors regarding the federal, state, local or foreign income tax consequences of purchasing, owning or disposing of the certificates.

                                     RATINGS

         The Class PO Certificates are currently rated "AAA" by Fitch Ratings and "Aaa" by Moody's Investors Service, Inc. See "Ratings" in the Prospectus Supplement.

                             METHOD OF DISTRIBUTION

         Pursuant to a Placement Agency Agreement, dated as of October 30, 2002 (the "Placement Agreement"), between Countrywide Home Loans, Inc. (the "PO Seller") and Countrywide Securities Corporation (the "Placement Agent"), the Placement Agent has agreed, subject to the satisfaction of certain conditions, to sell the Class PO Certificates on a best efforts basis, and the PO Seller has agreed to sell the Class PO Certificates through the Placement Agent. Sales will be made at prices relating to the prevailing prices at the time of sale.

                                    EXHIBIT 1

               EXHIBIT 1 - CHL Mortgage Pass-Through Trust 2000-3


                               Current Mortgage Rates of the Mortgage Loans (1)
---------------------------------------------------------------------------------------------------------------------
              Current                  Number of Mortgage     Aggregate Principal Balance     Percent of Mortgage
         Mortgage Rate (%)                    Loans                 Outstanding ($)                 Pool (%)
---------------------------------------------------------------------------------------------------------------------
               6.375                               1                     387,985.41                   0.65
               6.500                               1                     440,907.23                   0.74
               6.750                               1                     198,082.70                   0.33
               6.875                               1                     350,488.07                   0.59
               7.000                               3                   1,044,588.30                   1.76
               7.125                               3                   1,126,340.17                   1.90
               7.250                               5                   1,695,709.41                   2.86
               7.375                               2                     366,086.76                   0.62
               7.500                               6                   1,941,527.20                   3.27
               7.625                               1                     357,307.52                   0.60
               7.750                               1                     257,209.06                   0.43
               7.875                               5                   1,514,603.32                   2.55
               8.000                               5                   1,152,540.85                   1.94
               8.125                               4                     794,937.47                   1.34
               8.250                              20                   4,510,125.01                   7.60
               8.375                              13                   3,140,239.14                   5.29
               8.500                              31                   8,357,416.26                  14.07
               8.550                               1                     186,419.31                   0.31
               8.625                              18                   4,194,656.39                   7.06
               8.695                               1                     353,966.27                   0.60
               8.750                              26                   6,982,613.32                  11.76
               8.875                              28                   7,378,717.33                  12.43
               9.000                               8                   3,216,830.96                   5.42
               9.125                               4                   1,263,966.65                   2.13
               9.250                              10                   3,280,176.45                   5.52
               9.375                               7                   3,245,966.87                   5.47
               9.500                               4                     491,324.97                   0.83
               9.625                               2                     679,502.79                   1.14
               9.875                               2                     471,728.01                   0.79
---------------------------------------------------------------------------------------------------------------------
Total                                            214                  59,381,963.20                 100.00
=====================================================================================================================

(1) The current Mortgage Rates in the preceding table include lender paid mortgage insurance premiums. As of the Reference Date, the weighted average current mortgage rate of the Mortgage Loans was approximately 8.512% per annum. As of the Reference Date, the weighted average current mortgage rate of the Mortgage Loans net of the insurance premium charged by the lender was approximately 8.511% per annum.


                                  Current Mortgage Loan Principal Balances (1)
---------------------------------------------------------------------------------------------------------------------
          Current Mortgage              Number of Mortgage      Aggregate Principal Balance     Percent of Mortgage
          Loan Balance ($)                     Loans                  Outstanding ($)                Pool (%)
---------------------------------------------------------------------------------------------------------------------
      0.01 to  50,000.00                          9                      355,797.78                    0.60
 50,000.01 to 100,000.00                         40                    2,934,510.03                    4.94
100,000.01 to 150,000.00                         14                    1,670,700.97                    2.81
150,000.01 to 200,000.00                         12                    2,122,450.15                    3.57
200,000.01 to 250,000.00                         12                    2,743,335.08                    4.62
250,000.01 to 300,000.00                         28                    7,738,978.70                   13.03
300,000.01 to 350,000.00                         34                   10,977,008.02                   18.49
350,000.01 to 400,000.00                         20                    7,472,768.28                   12.58
400,000.01 to 450,000.00                         17                    7,174,948.33                   12.08
450,000.01 to 500,000.00                         12                    5,766,013.60                    9.71
500,000.01 to 550,000.00                          6                    3,221,116.90                    5.42
550,000.01 to 600,000.00                          2                    1,171,590.92                    1.97
600,000.01 to 650,000.00                          5                    3,162,709.97                    5.33
750,000.01 to 1,000,000.00                        2                    1,728,848.87                    2.91
1,000,000.01 to 1,500,000.00                      1                    1,141,185.60                    1.92
---------------------------------------------------------------------------------------------------------------------
Total                                           214                   59,381,963.20                  100.00
=====================================================================================================================

(1) As of the Reference Date, the average current principal balance of the Mortgage Loans was approximately $277,486.


                             Original Loan-to-Value Ratios of the Mortgage Loans (1)(2)
---------------------------------------------------------------------------------------------------------------------
 Original Loan-to-Value Ratios (%)     Number of Mortgage      Aggregate Principal Balance     Percent of Mortgage
                                              Loans                  Outstanding ($)                Pool (%)
---------------------------------------------------------------------------------------------------------------------
50.00 or Less                                     16                   2,757,552.51                    4.64
50.01 to 55.00                                     3                   1,176,148.01                    1.98
55.01 to 60.00                                     6                   1,432,427.07                    2.41
60.01 to 65.00                                    10                   3,063,988.64                    5.16
65.01 to 70.00                                    12                   3,805,435.96                    6.41
70.01 to 75.00                                    39                   9,950,745.40                   16.76
75.01 to 80.00                                    84                  27,562,732.66                   46.42
80.01 to 85.00                                     1                     197,139.49                    0.33
85.01 to 90.00                                    22                   5,910,403.31                    9.95
90.01 to 95.00                                    20                   3,457,245.39                    5.82
95.01 to 100.00                                    1                      68,144.76                    0.11
---------------------------------------------------------------------------------------------------------------------
Total                                            214                  59,381,963.20                  100.00
==================================== ======================== ============================== ========================

(1) The weighted average original Loan-to-Value Ratio of the Mortgage Loans is approximately 76.01%.
(2) Does not take into account any secondary financing on the Mortgage Loans that may have existed at the time of origination.


                              State Distribution of the Mortgaged Properties (1)
---------------------------------------------------------------------------------------------------------------------
   State Distribution of Mortgaged       Number of Mortgage    Aggregate Principal Balance     Percent of Mortgage
              Properties                       Loans                 Outstanding ($)                Pool (%)
---------------------------------------------------------------------------------------------------------------------
California                                       51                   20,131,427.71                    33.90
Colorado                                         14                    4,987,622.83                     8.40
Florida                                          11                    2,931,650.99                     4.94
Georgia                                           5                    1,259,927.38                     2.12
Hawaii                                            4                    1,311,428.59                     2.21
Maryland                                          5                    1,555,900.94                     2.62
Massachusetts                                     2                    1,239,506.90                     2.09
Nevada                                            7                    1,781,484.37                     3.00
New York                                         14                    3,915,696.21                     6.59
Oregon                                            8                    2,888,978.54                     4.87
Pennsylvania                                      7                    1,318,894.07                     2.22
Texas                                            17                    3,920,977.17                     6.60
Washington                                       12                    2,883,703.87                     4.86
Other (less than 2%)                             57                    9,254,763.63                    15.59
---------------------------------------------------------------------------------------------------------------------
Total                                           214                   59,381,963.20                   100.00
=====================================================================================================================

(1) "Other" includes 19 other states, each with under 2% concentration. As of the Reference Date, no more than approximately 1.92% of the Mortgage Loans were secured by mortgaged properties located in any one postal zip code area.


                               Documentation Programs for the Mortgage Loans
---------------------------------------------------------------------------------------------------------------------
                                        Number of Mortgage      Aggregate Principal Balance     Percent of Mortgage
          Type of Program                      Loans                  Outstanding ($)                Pool (%)
---------------------------------------------------------------------------------------------------------------------
Alternative                                      80                     22,518,061.75                  37.92
Full                                             70                     18,200,314.24                  30.65
Reduced                                          48                     17,237,636.46                  29.03
No Income/No Asset                               16                      1,425,950.75                   2.40
---------------------------------------------------------------------------------------------------------------------
Total                                           214                     59,381,963.20                 100.00
=====================================================================================================================


                                     Types of Mortgaged Properties
---------------------------------------------------------------------------------------------------------------------
                                         Number of Mortgage    Aggregate Principal Balance     Percent of Mortgage
            Property Type                      Loans                 Outstanding ($)                Pool (%)
---------------------------------------------------------------------------------------------------------------------
Single Family Residence                         149                    40,637,830.86                   68.43
Planned Unit Development                         49                    15,351,794.75                   25.85
2-4 Family Residence                              9                     1,450,886.04                    2.44
Low-rise Condominium                              5                     1,242,209.90                    2.09
High-rise Condominium                             1                       636,699.11                    1.07
Manufactured Housing (1)                          1                        62,542.54                    0.11
---------------------------------------------------------------------------------------------------------------------
Total                                           214                    59,381,963.20                  100.00
=====================================================================================================================

(1)  Treated as real property.


                                        Purposes of the Mortgage Loans
---------------------------------------------------------------------------------------------------------------------
                                       Number of Mortgage      Aggregate Principal Balance     Percent of Mortgage
           Loan Purpose                       Loans                  Outstanding ($)                Pool (%)
---------------------------------------------------------------------------------------------------------------------
Purchase                                       123                     37,695,440.69                   63.48
Refinance (rate/term)                           61                     11,755,661.75                   19.80
Refinance (cash-out)                            30                      9,930,860.76                   16.72
---------------------------------------------------------------------------------------------------------------------
Total                                          214                     59,381,963.20                  100.00
=====================================================================================================================


                                     Occupancy Types of the Mortgage Loans (1)
---------------------------------------------------------------------------------------------------------------------
          Occupancy Type               Number of Mortgage      Aggregate Principal Balance     Percent of Mortgage
                                              Loans                  Outstanding ($)                Pool (%)
---------------------------------------------------------------------------------------------------------------------
Owner Occupied                                 196                     55,854,815.66                   94.06
Investment                                      10                      1,145,907.45                    1.93
Secondary Residence                              8                      2,381,240.09                    4.01
---------------------------------------------------------------------------------------------------------------------
Total                                          214                     59,381,963.20                  100.00
=====================================================================================================================

(1) Based upon representations of the related Mortgagor at the time of origination.



                                Remaining Terms to Maturity of the Mortgage Loans (1)
---------------------------------------------------------------------------------------------------------------------
Remaining Term to Maturity (months)    Number of Mortgage      Aggregate Principal Balance     Percent of Mortgage
                                              Loans                  Outstanding ($)                Pool (%)
---------------------------------------------------------------------------------------------------------------------
                210                              1                         50,927.21                    0.09
                214                              1                        251,550.24                    0.42
                307                              1                        118,455.11                    0.20
                313                              1                        622,336.26                    1.05
                315                              1                        285,679.67                    0.48
                317                              1                        238,744.79                    0.40
                319                              1                        357,307.52                    0.60
                328                              1                        213,902.75                    0.36
                329                              6                      2,297,348.34                    3.87
                330                              4                        718,528.97                    1.21
                331                             22                      3,677,204.33                    6.19
                332                             51                     12,693,382.75                   21.38
                333                             85                     25,493,036.51                   42.93
                334                             38                     12,363,558.75                   20.82
---------------------------------------------------------------------------------------------------------------------
Total                                          214                     59,381,963.20                  100.00
=====================================================================================================================

(1) As of the Reference Date, the weighted average remaining term to scheduled maturity of the Mortgage Loans was approximately 332 months.

                                    EXHIBIT 2

                                                      Distribution Date: 9/25/02
       THE
     BANK OF
    NEW YORK
101 Barclay St., 8W
New York, NY 10286

Attn: Courtney Bartholomew
      212-815-3236


                             Countrywide Home Loans
                       Mortgage Pass-Through Certificates
                                  Series 2000-3


                       Certificateholder Monthly Distribution Summary
-----------------------------------------------------------------------------------------------------
                                                Certificate                                  Pass
                                Class              Rate               Beginning             Through
 Class      Cusip            Description           Type                Balance               Rate (%)
-----------------------------------------------------------------------------------------------------
   A1         12669BRC8        Senior            Fix-30/360                    -            8.000000
   A2         12669BRD6        Senior            Fix-30/360                    -            8.000000
   A3         12669BRE4        Senior            Fix-30/360           168,000.00            8.000000
   A4         12669BRF1        Senior            Fix-30/360           153,163.54            8.000000
   A5         12669BRG9        Senior            Fix-30/360         7,400,000.00            8.000000
   A6         12669BRH7        Senior            Fix-30/360         4,710,000.00            8.000000
   A7         12669BRJ3        Senior            Fix-30/360        33,740,000.00            8.000000
   A8         12669BRK0        Senior            Fix-30/360           260,000.00            8.000000
   PO         12669BRL8       Strip PO           Fix-30/360         1,443,434.27            0.000000
    X         12669BRM6       Strip IO           Fix-30/360        46,199,177.35            0.575856
   AR         12669BRN4        Senior            Fix-30/360                    -            8.000000
-----------------------------------------------------------------------------------------------------
    M         12669BRP9        Junior            Fix-30/360         6,656,633.69            8.000000
   B1         12669BRQ7        Junior            Fix-30/360         3,328,316.85            8.000000
   B2         12669BRR5        Junior            Fix-30/360         2,496,237.65            8.000000
   B3         12669BRS3        Junior            Fix-30/360         1,830,574.26            8.000000
   B4         12669BRT1        Junior            Fix-30/360           998,495.05            8.000000
   B5         12669BRU8        Junior            Fix-30/360         1,008,260.60            8.000000
-----------------------------------------------------------------------------------------------------
 Totals                                                            64,193,115.91
-----------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------
                                                                  Current                          Cumulative
              Principal        Interest            Total          Realized          Ending          Realized
 Class       Distribution    Distribution       Distribution       Losses          Balance           Losses
--------------------------------------------------------------------------------------------------------------
   A1                  -              -                  -            -                      -              -
   A2                  -              -                  -            -                      -              -
   A3         168,000.00       1,120.00         169,120.00            -                      -              -
   A4         153,163.54       1,021.09         154,184.63            -                      -              -
   A5       2,606,824.87      49,333.33       2,656,158.20            -           4,793,175.13              -
   A6       1,660,000.00      31,400.00       1,691,400.00            -           3,050,000.00              -
   A7                  -     224,933.33         224,933.33            -          33,740,000.00              -
   A8                  -       1,733.33           1,733.33            -             260,000.00              -
   PO         211,130.50              -         211,130.50            -           1,232,303.76              -
    X                  -      22,170.05          22,170.05            -          43,243,524.72              -
   AR                  -              -                  -            -                      -              -
--------------------------------------------------------------------------------------------------------------
    M           5,231.56      44,377.56          49,609.12            -           6,651,402.13              -
   B1           2,615.78      22,188.78          24,804.56            -           3,325,701.07              -
   B2           1,961.84      16,641.58          18,603.42            -           2,494,275.81              -
   B3           1,438.68      12,203.83          13,642.51            -           1,829,135.58              -
   B4             784.73       6,656.63           7,441.37            -             997,710.32              -
   B5             792.41       6,721.74           7,514.15            -           1,007,468.19     218,036.14
--------------------------------------------------------------------------------------------------------------
 Totals     4,811,943.91     440,501.25       5,252,445.17            -          59,381,171.99     218,036.14
--------------------------------------------------------------------------------------------------------------

                                                      Distribution Date: 9/25/02
       THE
     BANK OF
     NEW YORK
101 Barclay St., 8W
New York, NY 10286

Attn: Courtney Bartholomew
      212-815-3236


                             Countrywide Home Loans
                       Mortgage Pass-Through Certificates
                                  Series 2000-3

                          Principal Distribution Detail
----------------------------------------------------------------------------------------------
                               Original            Beginning          Scheduled
                             Certificate         Certificate          Principal      Accretion
Class         Cusip            Balance             Balance           Distribution    Principal
----------------------------------------------------------------------------------------------
 A1         12669BRC8       253,302,000.00                  -                   -         -
 A2         12669BRD6        15,997,201.00                  -                   -         -
 A3         12669BRE4         2,613,000.00         168,000.00          168,000.00         -
 A4         12669BRF1         2,377,000.00         153,163.54          153,163.54         -
 A5         12669BRG9         7,400,000.00       7,400,000.00        2,606,824.87         -
 A6         12669BRH7         4,710,000.00       4,710,000.00        1,660,000.00         -
 A7         12669BRJ3        33,740,000.00      33,740,000.00                   -         -
 A8         12669BRK0           260,000.00         260,000.00                   -         -
 PO         12669BRL8         2,600,699.00       1,443,434.27          211,130.50         -
  X         12669BRM6       285,768,885.99      46,199,177.35                   -         -
 AR         12669BRN4               100.00                  -                   -         -
----------------------------------------------------------------------------------------------
  M         12669BRP9         6,800,000.00       6,656,633.69            5,231.56         -
 B1         12669BRQ7         3,400,000.00       3,328,316.85            2,615.78         -
 B2         12669BRR5         2,550,000.00       2,496,237.65            1,961.84         -
 B3         12669BRS3         1,870,000.00       1,830,574.26            1,438.68         -
 B4         12669BRT1         1,020,000.00         998,495.05              784.73         -
 B5         12669BRU8         1,360,000.00       1,008,260.60              792.41         -
----------------------------------------------------------------------------------------------
Totals                       340,000,000.00      64,193,115.91        4,811,943.91        -
----------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------
           Unscheduled          Net               Current         Ending              Ending
            Principal        Principal           Realized       Certificate         Certificate
Class      Adjustments      Distribution          Losses          Balance             Factor
-----------------------------------------------------------------------------------------------
 A1           -                       -            -                     -        0.00000000000
 A2           -                       -            -                     -        0.00000000000
 A3           -              168,000.00            -                     -        0.00000000000
 A4           -              153,163.54            -                     -        0.00000000000
 A5           -            2,606,824.87            -          4,793,175.13        0.64772636953
 A6           -            1,660,000.00            -          3,050,000.00        0.64755838641
 A7           -                       -            -         33,740,000.00        1.00000000000
 A8           -                       -            -            260,000.00        1.00000000000
 PO           -              211,130.50            -          1,232,303.76        0.47383559668
  X           -                       -            -         43,243,524.72        0.15132341847
 AR           -                       -            -                     -        0.00000000000
-----------------------------------------------------------------------------------------------
  M           -                5,231.56            -          6,651,402.13        0.97814737162
 B1           -                2,615.78            -          3,325,701.07        0.97814737454
 B2           -                1,961.84            -          2,494,275.81        0.97814737745
 B3           -                1,438.68            -          1,829,135.58        0.97814736791
 B4           -                  784.73            -            997,710.32        0.97814736965
 B5           -                  792.41            -          1,007,468.19        0.74078543716
-----------------------------------------------------------------------------------------------
Totals        -            4,811,943.91            -         59,381,171.99
-----------------------------------------------------------------------------------------------

                                                      Distribution Date: 9/25/02
       THE
     BANK OF
     NEW YORK
101 Barclay St., 8W
New York, NY 10286

Attn: Courtney Bartholomew
      212-815-3236

                             Countrywide Home Loans
                       Mortgage Pass-Through Certificates
                                  Series 2000-3


                          Interest Distribution Detail
----------------------------------------------------------------------------------------------
                    Beginning            Pass                Accrued              Cumulative
                   Certificate         Through               Optimal               Unpaid
  Class              Balance            Rate(%)             Interest               Interest
----------------------------------------------------------------------------------------------
  A1                        -           8.000000                   -                   -
  A2                        -           8.000000                   -                   -
  A3               168,000.00           8.000000            1,120.00                   -
  A4               153,163.54           8.000000            1,021.09                   -
  A5             7,400,000.00           8.000000           49,333.33                   -
  A6             4,710,000.00           8.000000           31,400.00                   -
  A7            33,740,000.00           8.000000          224,933.33                   -
  A8               260,000.00           8.000000            1,733.33                   -
  PO             1,443,434.27           0.000000                   -                   -
   X            46,199,177.35           0.575856           22,170.05                   -
  AR                        -           8.000000                   -                   -
----------------------------------------------------------------------------------------------
   M             6,656,633.69           8.000000           44,377.56                   -
  B1             3,328,316.85           8.000000           22,188.78                   -
  B2             2,496,237.65           8.000000           16,641.58                   -
  B3             1,830,574.26           8.000000           12,203.83                   -
  B4               998,495.05           8.000000            6,656.63                   -
  B5             1,008,260.60           8.000000            6,721.74                   -
----------------------------------------------------------------------------------------------
Totals          64,193,115.91                             440,501.25                   -
----------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------
                                  Total                Net         Unscheduled
               Deferred          Interest           Prepayment       Interest         Interest
 Class         Interest            Due            Int Shortfall     Adjustment          Paid
-----------------------------------------------------------------------------------------------
  A1             -                     -                -                 -                  -
  A2             -                     -                -                 -                  -
  A3             -              1,120.00                -                 -           1,120.00
  A4             -              1,021.09                -                 -           1,021.09
  A5             -             49,333.33                -                 -          49,333.33
  A6             -             31,400.00                -                 -          31,400.00
  A7             -            224,933.33                -                 -         224,933.33
  A8             -              1,733.33                -                 -           1,733.33
  PO             -                     -                -                 -                  -
   X             -             22,170.05                -                 -          22,170.05
  AR             -                     -                -                 -                  -
-----------------------------------------------------------------------------------------------
   M             -             44,377.56                -                 -          44,377.56
  B1             -             22,188.78                -                 -          22,188.78
  B2             -             16,641.58                -                 -          16,641.58
  B3             -             12,203.83                -                 -          12,203.83
  B4             -              6,656.63                -                 -           6,656.63
  B5             -              6,721.74                -                 -           6,721.74
----------------------------------------------------------------------------------------------
Totals           -            440,501.25                -                 -         440,501.25
----------------------------------------------------------------------------------------------

                                                      Distribution Date: 9/25/02
       THE
     BANK OF
     NEW YORK
101 Barclay St., 8W
New York, NY 10286

Attn: Courtney Bartholomew
      212-815-3236

                             Countrywide Home Loans
                       Mortgage Pass-Through Certificates
                                  Series 2000-3



                          Current Payment Information
                               Factors per $1,000
----------------------------------------------------------------------------------------------------------------------------------
                              Original          Beginning Cert.                                       Ending Cert.         Pass
                            Certificate           Notional           Principal       Interest           Notional         Through
Class        Cusip            Balance             Balance          Distribution    Distribution         Balance           Rate (%)
----------------------------------------------------------------------------------------------------------------------------------
  A1         12669BRC8     253,302,000.00         0.000000000       0.000000000     0.000000000        0.000000000       8.000000
  A2         12669BRD6      15,997,201.00         0.000000000       0.000000000     0.000000000        0.000000000       8.000000
  A3         12669BRE4       2,613,000.00        64.293915040      64.293915040     0.428626100        0.000000000       8.000000
  A4         12669BRF1       2,377,000.00        64.435649285      64.435649285     0.429570995        0.000000000       8.000000
  A5         12669BRG9       7,400,000.00     1,000.000000000     352.273630472     6.666666667      647.726369528       8.000000
  A6         12669BRH7       4,710,000.00     1,000.000000000     352.441613588     6.666666667      647.558386412       8.000000
  A7         12669BRJ3      33,740,000.00     1,000.000000000       0.000000000     6.666666667    1,000.000000000       8.000000
  A8         12669BRK0         260,000.00     1,000.000000000       0.000000000     6.666666667    1,000.000000000       8.000000
  PO         12669BRL8       2,600,699.00       555.017811067      81.182214384     0.000000000      473.835596683       0.000000
   X         12669BRM6     285,768,885.99       161.666226153       0.000000000     0.077580358      151.323418469       0.575856
  AR         12669BRN4             100.00         0.000000000       0.000000000     0.000000000        0.000000000       8.000000
----------------------------------------------------------------------------------------------------------------------------------
   M         12669BRP9       6,800,000.00       978.916718944       0.769347321     6.526111460      978.147371623       8.000000
  B1         12669BRQ7       3,400,000.00       978.916721867       0.769347323     6.526111479      978.147374544       8.000000
  B2         12669BRR5       2,550,000.00       978.916724778       0.769347325     6.526111499      978.147377452       8.000000
  B3         12669BRS3       1,870,000.00       978.916715225       0.769347318     6.526111435      978.147367908       8.000000
  B4         12669BRT1       1,020,000.00       978.916716968       0.769347319     6.526111446      978.147369649       8.000000
  B5         12669BRU8       1,360,000.00       741.368090967       0.582653808     4.942453940      740.785437159       8.000000
----------------------------------------------------------------------------------------------------------------------------------
Totals                     340,000,000.00       188.803282088      14.152776206     1.295591912      174.650505853
----------------------------------------------------------------------------------------------------------------------------------

       THE
     BANK OF
     NEW YORK
101 Barclay St., 8W
New York, NY 10286

Attn: Courtney Bartholomew
      212-815-3236

                             Countrywide Home Loans
                       Mortgage Pass-Through Certificates
                                  Series 2000-3

Pool Level Data
Distribution Date                                                                                                         9/25/2002
Cut-off Date                                                                                                               5/1/2000
Determination Date                                                                                                         9/1/2002
Accrual Period 30/360                               Begin                                                                  8/1/2002
                                                    End                                                                    9/1/2002
Number of Days in 30/360 Accrual Period                                                                                          30

--------------------------------------------------------------------------------
                             Collateral Information
--------------------------------------------------------------------------------
Group 1
-------
Cut-Off Date Balance                                                                                                 340,000,000.00

Beginning Aggregate Pool Stated Principal Balance                                                                     64,193,486.26
Ending Aggregate Pool Stated Principal Balance                                                                        59,381,963.20

Beginning Aggregate Certificate Stated Principal Balance                                                              64,193,115.91
Ending Aggregate Certificate Stated Principal Balance                                                                 59,381,172.00

Beginning Aggregate Loan Count                                                                                                  229
Loans Paid Off or Otherwise Removed Pursuant to Pooling and Servicing Agreement                                                  15
Ending Aggregate Loan Count                                                                                                     214

Beginning Weighted Average Loan Rate (WAC)                                                                                8.522038%
Ending Weighted Average Loan Rate (WAC)                                                                                   8.539915%

Beginning Net Weighted Average Loan Rate                                                                                  8.234550%
Ending Net Weighted Average Loan Rate                                                                                     8.250159%

Weighted Average Maturity (WAM) (Months)                                                                                        331

Servicer Advances                                                                                                         85,098.88

Aggregate Pool Prepayment                                                                                              4,760,640.26
Pool Prepayment Rate                                                                                                    60.3635 CPR

--------------------------------------------------------------------------------
                             Certificate Information
--------------------------------------------------------------------------------
Group 1
-------
Senior Percentage                                                                                                   73.9944150079%
Senior Prepayment Percentage                                                                                       100.0000000000%

Subordinate Percentage                                                                                              26.0055849921%
Subordinate Prepayment Percentage                                                                                    0.0000000000%

       THE
     BANK OF
     NEW YORK
101 Barclay St., 8W
New York, NY 10286

Attn: Courtney Bartholomew
      212-815-3236


                             Countrywide Home Loans
                       Mortgage Pass-Through Certificates
                                  Series 2000-3

Certificate Account

Beginning Balance                                                                                                                -

Deposit
Payments of Interest and Principal                                                                                    5,264,634.49
Liquidation Proceeds                                                                                                             -
All Other Proceeds                                                                                                               -
Other Amounts                                                                                                                    -
                                                                                                                    --------------
Total Deposits                                                                                                        5,264,634.49

Withdrawals
Reimbursement of Servicer Advances                                                                                               -
Payment of Master Servicer Fees                                                                                          11,083.80
Payment of Sub Servicer Fees                                                                                              1,523.92
Payment of Other Fees                                                                                                            -
Payment of Insurance Premium(s)                                                                                                  -
Payment of Personal Mortgage Insurance                                                                                           -
Other Permitted Withdrawal per the Pooling and Service Agreement                                                                 -
Payment of Principal and Interest                                                                                     5,252,445.17
                                                                                                                    --------------
Total Withdrawals                                                                                                     5,265,052.90

Ending Balance                                                                                                             (418.41)

Prepayment Compensation
Total Gross Prepayment Interest Shortfall                                                                                 2,289.84
Compensation for Gross PPIS from Servicing Fees                                                                           2,289.84
Other Gross PPIS Compensation                                                                                                    -
                                                                                                                    --------------
Total Net PPIS (Non-Supported PPIS)                                                                                              -

Master Servicing Fees Paid                                                                                               11,083.80
Sub Servicing Fees Paid                                                                                                   1,523.92
Insurance Premium(s) Paid                                                                                                        -
Personal Mortgage Insurance Fees Paid                                                                                            -
Other Fees Paid                                                                                                                  -
                                                                                                                    --------------
Total Fees                                                                                                               12,607.73

       THE
     BANK OF
     NEW YORK
101 Barclay St., 8W
New York, NY 10286

Attn: Courtney Bartholomew
      212-815-3236


                             Countrywide Home Loans
                       Mortgage Pass-Through Certificates
                                  Series 2000-3


--------------------------------------------------------------------------------
                             Delinquency Information
--------------------------------------------------------------------------------
Group 1
-------

Delinquency                                                 30-59 Days       60-89 Days             90+ Days                Totals
-----------                                                 ----------       ----------             --------                ------
Scheduled Principal Balance                               4,646,494.68     1,966,641.39         1,132,189.20          7,745,325.27
Percentage of Total Pool Balance                             7.824758%        3.311850%            1.906621%            13.043229%
Number of Loans                                                     15                7                    3                    25
Percentage of Total Loans                                    7.009346%        3.271028%            1.401869%            11.682243%

Foreclosure
-----------
Scheduled Principal Balance                                                                                             485,623.88
Percentage of Total Pool Balance                                                                                         0.817797%
Number of Loans                                                                                                                  1
Percentage of Total Loans                                                                                                0.467290%

Bankruptcy
----------
Scheduled Principal Balance                                                                                                      -
Percentage of Total Pool Balance                                                                                         0.000000%
Number of Loans                                                                                                                  0
Percentage of Total Loans                                                                                                0.000000%

REO
---
Scheduled Principal Balance                                                                                           2,273,197.12
Percentage of Total Pool Balance                                                                                         3.828094%
Number of Loans                                                                                                                  5
Percentage of Total Loans                                                                                                2.336449%

Book Value of all REO Loans                                                                                                      -
Percentage of Total Pool Balance                                                                                         0.000000%

Current Realized Losses                                                                                                          -
Additional Gains (Recoveries)/Losses                                                                                             -
Total Realized Losses                                                                                                   296,958.54


--------------------------------------------------------------------------------
                  Subordination/Credit Enhancement Information
--------------------------------------------------------------------------------

Protection                                                                                          Original               Current
----------                                                                                          --------               -------
Bankruptcy Loss                                                                                    50,000.00             50,000.00
Bankruptcy Percentage                                                                              0.014706%             0.084201%
Credit/Fraud Loss                                                                               6,800,000.00            831,533.20
Credit/Fraud Loss Percentage                                                                       2.000000%             1.400313%

       THE
     BANK OF
     NEW YORK
101 Barclay St., 8W
New York, NY 10286

Attn: Courtney Bartholomew
      212-815-3236


                             Countrywide Home Loans
                       Mortgage Pass-Through Certificates
                                  Series 2000-3

Protection                                                                                          Original               Current
----------                                                                                          --------               -------
Special Hazard Loss                                                                             3,400,000.00          2,282,371.20
Special Hazard Loss Percentage                                                                     1.000000%             3.843543%

Credit Support                                                                                      Original               Current
--------------                                                                                      --------               -------
Class A                                                                                       323,000,000.00         43,075,478.90
Class A Percentage                                                                                95.000000%            72.540634%

Class M                                                                                         6,800,000.00          6,651,402.13
Class M Percentage                                                                                 2.000000%            11.201197%

Class B1                                                                                        3,400,000.00          3,325,701.07
Class B1 Percentage                                                                                1.000000%             5.600599%

Class B2                                                                                        2,550,000.00          2,494,275.81
Class B2 Percentage                                                                                0.750000%             4.200449%

Class B3                                                                                        1,870,000.00          1,829,135.58
Class B3 Percentage                                                                                0.550000%             3.080329%

Class B4                                                                                        1,020,000.00            997,710.32
Class B4 Percentage                                                                                0.300000%             1.680180%

Class B5                                                                                        1,360,000.00          1,007,468.19
Class B5 Percentage                                                                                0.400000%             1.696612%


--------------------------------------------------------------------------------
                            Reserve Fund Information
--------------------------------------------------------------------------------

Class A3 Rounding Account
-------------------------
Beginning Balance                                                                                                           629.65
Deposits                                                                                                                    370.35
Accrued Interest                                                                                                                 -
Withdrawals                                                                                                                      -
Ending Balance                                                                                                            1,000.00

Class A6 Rounding Account
-------------------------
Beginning Balance                                                                                                         1,000.00
Deposits                                                                                                                         -
Accrued Interest                                                                                                                 -
Withdrawals                                                                                                                 791.20
Ending Balance                                                                                                              208.80